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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

AptarGroup, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
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475 West Terra Cotta Avenue, Suite E Crystal Lake, Illinois 60014 815-477-0424 March 18, 2005

Dear Stockholder,

       It is my pleasure to invite you to attend our annual meeting of stockholders on Wednesday, May 4, 2005. At the meeting, we will review AptarGroup’s performance for fiscal year 2004 and our outlook for the future.

       A notice of the annual meeting and proxy statement are attached. You will also find enclosed voting instructions. The vote of each stockholder is important to us. Whether or not you expect to attend the annual meeting, I urge you to vote by the internet or by telephone, or alternatively, to complete and return the enclosed proxy card as soon as possible in the accompanying postage-paid envelope.

       I look forward to seeing you on May 4th and addressing your questions and comments.

Sincerely,

Carl A. Siebel
President and Chief Executive Officer

475 West Terra Cotta Avenue, Suite E Crystal Lake, Illinois 60014 815-477-0424 March 18, 2005
NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

       The annual meeting of stockholders of AptarGroup, Inc. will be held on Wednesday, May 4, 2005 at 9:00 a.m., at the offices of Sidley Austin Brown & Wood LLP, Bank One Plaza, 10 South Dearborn Street, 55th Floor, Chicago, Illinois, 60603 to consider and take action on the following:

1.	Election of three directors to terms of office expiring at the annual meeting in 2008; and

2.	Transaction of any other business that is properly raised at the meeting.

      Your Board of Directors recommends a vote FOR the election of the director nominees.

      Stockholders owning our common stock as of the close of business on March 10, 2005 are entitled to vote at the annual meeting. Each stockholder has one vote per share.

      Whether or not you plan to attend the annual meeting, we urge you to vote your shares by using the internet, toll free telephone number or by completing and mailing the enclosed proxy card.

By Order of the Board of Directors,

Stephen J. Hagge
Secretary

i

ii

475 West Terra Cotta Ave, Suite E
Crystal Lake, Illinois 60014

PROXY STATEMENT

ANNUAL MEETING INFORMATION

        This proxy statement contains information related to the annual meeting of stockholders of AptarGroup, Inc. to be held on Wednesday, May 4, 2005, beginning at 9:00 a.m., at the offices of Sidley Austin Brown & Wood LLP, Bank One Plaza, 10 South Dearborn Street, 55th Floor, Chicago, Illinois, and at any postponements or adjournments of the meeting. The proxy statement was prepared under the direction of AptarGroup’s Board of Directors to solicit your proxy for use at the annual meeting. It will be mailed to stockholders on or about March 18, 2005.

Who is entitled to vote?

      Stockholders owning our common stock at the close of business on March 10, 2005 are entitled to vote at the annual meeting, or any postponement or adjournment of the meeting. Each stockholder has one vote per share on all matters to be voted on at the meeting. On March 10, 2005, there were 35,581,206 shares of common stock outstanding.

What am I voting on?

      You are asked to vote on the election of three nominees to serve on our Board of Directors. The Board of Directors knows of no other business that will be presented at the meeting. If other matters properly come before the annual meeting, the persons named as proxies will vote on them in accordance with their best judgment.

How does the Board of Directors recommend I vote on the proposal?

      The Board recommends a vote FOR the election of each of the Director nominees. Unless you give other instructions when voting your proxy, the persons named as proxies will vote in accordance with the recommendation of the Board.

How do I vote?

      You can vote your proxy in any of the following ways:

       ▶By Internet: You can vote by internet by following the instructions on your proxy card.

       ▶By Telephone: You can vote by touch tone telephone by following the instructions on your proxy card.

       ▶By Mail: Sign, date and complete the enclosed proxy card and return it in the prepaid envelope.

      When voting to elect directors, you have three options:

•	Vote for all nominees

•	Vote for only some of the nominees

•	Withhold authority to vote for all or some nominees

      If you return your proxy with no votes marked, your shares will be voted as follows:

•	FOR the election of all three nominees for director

      You can revoke your proxy at any time before it is exercised by any of the following methods:

•	Writing to AptarGroup’s Corporate Secretary

•	Submitting another signed proxy card with a later date

•	Voting in person at the annual meeting

•	Entering a new vote by telephone or the internet

What is a quorum?

      A “quorum” is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of AptarGroup’s common stock on March 10, 2005. There must be a quorum for the meeting to be held. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How are shares in a 401(k) plan voted?

      If you hold shares of AptarGroup through your 401(k) plan, you will be instructing the trustee how to vote your shares by completing and returning your proxy card, voting by phone or by the internet. If you do not return your proxy card, or if you return it with unclear voting instructions, or if you do not vote by phone or the internet, the trustee will vote the shares in your 401(k) account in the same proportion as the 401(k) shares for which voting instructions are received.

How are shares held in a broker account voted?

      If you own shares through a broker, you should be contacted by your broker regarding a proxy card and whether telephone or internet voting options are available. If you do not instruct your broker on how to vote your shares, your broker, as the registered holder of your shares, may represent your shares at the annual meeting for purposes of determining a quorum. Any unvoted shares, called “broker non-votes,” will not affect the outcome of the matter put to a vote.

How many votes are required to elect each director nominee?

      The three persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and non-votes with respect to the election of directors will not affect the outcome of the election.

Who will count the votes?

      Our agent, ADP Investor Communication Services, will count the votes cast by proxy or in person at the annual meeting.

Following is the proposal to be voted on at this year’s annual meeting.

PROPOSAL — ELECTION OF DIRECTORS

        The Board of Directors is currently comprised of ten members divided into three classes, with one class of directors elected each year for a three-year term. The Board of Directors proposes the following nominees, each of whom is currently serving as a director, to be elected for a new term expiring at the 2008 annual meeting.

      If any of the director nominees is unable or fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee nominated by the Corporate Governance Committee of the Board of Directors. The following sets forth information as to each nominee for election at this meeting and each director continuing in office.

NOMINEES FOR ELECTION AT THIS MEETING TO TERMS EXPIRING IN 2008

	Director
Name	Since	Age	Principal Occupation and Directorships

King W. Harris	1993	61	Mr. Harris has been Chairman of the Board since 1996. Since 2000, Mr. Harris has been Chairman of Harris Holdings, Inc. (investments). Since 2002, Mr. Harris has served as Chairman of the Board of the Rehabilitation Institute of Chicago. From 1987 to 2000, Mr. Harris was President and Chief Executive Officer of Pittway Corporation (now part of Honeywell International, Inc. (“Honeywell”)). Mr. Harris is a director of Alberto-Culver Co. (a health and beauty products company).
Peter H. Pfeiffer	1993	56	Mr. Pfeiffer has been Vice Chairman of the Board since 1993.
Dr. Joanne C. Smith	1999	44	Dr. Smith has served as Senior Vice President, Corporate Strategy, Rehabilitation Institute of Chicago since 2002. From 1997 to 2002, Dr. Smith served as Senior Vice President and Chief Operating Officer of the Corporate Partnership Division of the Rehabilitation Institute of Chicago. She has been a physician at the Rehabilitation Institute since 1992. Dr. Smith is a director of Hillenbrand Industries, Inc. (healthcare, deathcare).

The Board of Directors recommends a vote FOR each of the nominees for Director.

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2006

	Director
Name	Since	Age	Principal Occupation and Directorships

Rodney L. Goldstein	2003	53	Mr. Goldstein has been Chairman of Frontenac Company LLC (private equity investing) since 2003. For more than the past five years, Mr. Goldstein has been a Managing Partner of Frontenac. Mr. Goldstein represents Frontenac on the boards of directors of several privately held companies.
Ralph Gruska	1993	73	For more than the past five years, Mr. Gruska has been retired. From 1989 to 1991, Mr. Gruska served as Chairman and Chief Executive Officer of the Cosmetics Packaging and Dispensers Division of Cope Allman Packaging plc (a United Kingdom packaging company).
Dr. Leo A. Guthart	1993	67	Dr. Guthart has been the Managing Member of the General Partner of Topspin Partners L.P. (venture capital investing) since 2000. From 2001 to 2003, Dr. Guthart was Executive Vice President of the Home and Building Control Group of Honeywell. From 2000 to 2001, Dr. Guthart was Chairman of the Security and Fire Solutions Group of Honeywell.
Prof. Dr. Robert W. Hacker	2000	65	Prof. Dr. Hacker is retired. For more than five years prior to 2001, Prof. Dr. Hacker was the Chief of Cardiac Surgery at Herz- und Gefäessklinik (Heart and Vessel Clinic), Bad Neustadt, Germany.

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2007

	Director
Name	Since	Age	Principal Occupation and Directorships

Alain Chevassus	2001	60	Mr. Chevassus has been President of COSFIBEL (flexible plastic packaging) since 2000. From 1977 to 1999, Mr. Chevassus was President and Chief Executive Officer of Techpack International (a cosmetic packaging division of Alcan, Inc.).
Stephen J. Hagge	2001	53	Mr. Hagge has been Executive Vice President, Chief Financial Officer and Secretary of AptarGroup since 1993. From 1993 to 2000, Mr. Hagge was also Treasurer of AptarGroup.
Carl A. Siebel	1993	70	Mr. Siebel has been President and Chief Executive Officer of AptarGroup since 1995. From 1993 through 1995, he was President and Chief Operating Officer of AptarGroup.

BOARD STRUCTURE AND MEETING ATTENDANCE

        The Board of Directors has four committees: the Corporate Governance, Audit, Compensation and Executive Committees. Each committee is governed by a charter approved by the Board of Directors. The Board has made these charters available through the Corporate Governance link on the Investor Relations page of the AptarGroup website at the following address: http://www.aptargroup.com. Each member of the Corporate Governance, Audit and Compensation Committees meets the independence requirements of the New York Stock Exchange. Committees report their actions to the full Board at its next regular meeting. An affirmative vote of at least 70% of the Board is required to change the size, membership or powers of these committees, to fill vacancies in them, or to dissolve them. A description of the duties of each committee follows the table below.

      The Board met 7 times in 2004. No current director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which each director served. AptarGroup does not have a formal policy regarding director attendance at the annual meeting of stockholders. Messrs. Siebel and Hagge attended the 2004 annual meeting.

COMMITTEE MEMBERSHIP AND MEETINGS HELD

Corporate
Name	Governance	Audit		Compensation		Executive

A. Chevassus	X

R. L. Goldstein		X

R. Gruska		X		X

Dr. L. A. Guthart		X	*	X	*

Prof. Dr. R. W. Hacker	X

S. J. Hagge						X

K. W. Harris	X *			X		X	*

P. H. Pfeiffer						X

C. A. Siebel						X

Dr. J. C. Smith		X

Number of Meetings in Fiscal 2004	3	11		5		4

X*	Chairperson

Corporate Governance Committee

       ▶Identifies, evaluates and recommends to the Board individuals qualified to stand for election as directors.

▶	Reviews recommendations for new directors which come from Board members, stockholders or outside parties.

▶	Develops and recommends to the Board standards to be applied in determining director independence.

▶	Develops and recommends to the Board corporate governance principles.

▶	Reviews and recommends to the Board appropriate compensation for directors.

▶	Makes recommendations to the Board regarding changes to the size and composition of the Board or any Board Committee.

Audit Committee

       ▶Oversees the financial reporting process, system of internal controls and audit process of AptarGroup.

▶	Reviews the qualifications, independence and audit scope of AptarGroup’s external auditor.

▶	Is responsible for the appointment, retention, termination, compensation and oversight of the external auditor.

▶	Reviews AptarGroup’s process for monitoring compliance with laws, regulations and its Code of Business Conduct and Ethics.

▶	Reviews AptarGroup’s annual and interim financial statements.

Compensation Committee

       ▶Evaluates CEO and senior officer performance in light of their goals and objectives and establishes the individual elements of their total compensation.

▶	Reviews and approves, for the CEO and other senior officers, employment agreements, severance agreements and change in control provisions/agreements.

▶	Annually reviews the succession plans affecting corporate and other key management positions.

▶	Reviews and makes recommendations to the Board regarding AptarGroup’s compensation plans, including with respect to incentive-compensation plans and equity-based plans, policies and programs.

▶	Approves grants and/or awards of restricted stock, stock options and other forms of equity-based compensation.

Executive Committee

▶	May exercise certain powers of the Board, when the Board is not in session, in the management of the business and affairs of AptarGroup.

BOARD COMPENSATION

        Employees of AptarGroup do not receive any additional compensation for serving as members of the Board or any of its committees. Compensation of non-employee directors consists of the following:

▶	an annual retainer of $24,000, payable $6,000 per quarter

▶	a fee of $3,500 for each Board meeting attended in person and $1,000 for any teleconference Board meeting

▶	a fee of $1,000 for each committee meeting attended in person, $1,000 for each phone meeting of the Audit Committee, and $250 for each phone meeting of a committee other than the Audit Committee

▶	an annual retainer of $5,000 for the Chairpersons of the Audit and Compensation Committees

▶	an annual fee of $110,000 is paid to the Chairman of the Board, who is not an executive of AptarGroup, in lieu of the annual retainer and any meeting fees

      Each director is reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

      Pursuant to the 2000 Director Stock Option Plan, on May 14, 2001, each non-employee director, except for Rodney L. Goldstein who was not yet a member of the Board at that time, was granted a non-qualified option to purchase 8,000 shares of common stock at a price of $34.40 per share. On May 12, 2003, Mr. Goldstein was granted a non-qualified option to purchase 4,000 shares of common stock at a price of $35.02 per share. Each option granted to the directors became exercisable as to 2,000 shares six months after the date of grant and an additional 2,000 shares became exercisable on the earlier of each anniversary of the date of grant or the day before each annual meeting of stockholders. Under the 2000 Director Stock Option Plan, each non-employee director is only eligible for one grant under the Plan.

      Pursuant to the 2004 Director Stock Option Plan, on the third trading date following the date of the 2005 annual meeting, each non-employee director (currently seven persons) will receive a non-qualified option to purchase 8,000 shares of common stock at a purchase price equal to the fair market value of the common stock on the date of grant. Each option will become exercisable as to 2,000 shares on the date which is six months after the date of grant and an additional 2,000 shares will become exercisable on the earlier of each anniversary of the date of grant or the day before each annual meeting of stockholders. Under the 2004 Director Stock Option Plan, a non-employee director is only eligible for one grant under the Plan.

CORPORATE GOVERNANCE

        AptarGroup’s corporate governance documents, including our Corporate Governance Principles, Code of Business Conduct and Ethics, and Board Committee Charters, are available through the Corporate Governance link on the Investor Relations page of the AptarGroup web site at the following address: http://www.aptargroup.com. Stockholders may obtain copies of these documents, free of charge, by sending a written request to our principal executive office at: 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014.

Corporate Governance Principles

      The Board of Directors has adopted a set of Corporate Governance Principles to provide guidelines for AptarGroup and the Board of Directors to ensure effective corporate governance. The Corporate Governance Principles cover topics including, but not limited to, director qualification standards, Board and committee composition, director responsibilities, director compensation, director access to management and independent advisors, director orientation and continuing education, succession planning and the annual evaluations of the Board and its committees. The Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles and recommending to the Board any changes to the principles.

Code of Business Conduct and Ethics

      Ethical business conduct is a shared value of our Board of Directors, management and employees. AptarGroup’s Code of Business Conduct and Ethics applies to our Board of Directors as well as our employees and officers, including our principal executive officer and our principal financial and accounting officer.

      The Code of Business Conduct and Ethics covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to AptarGroup’s business. AptarGroup encourages all employees, officers and directors to promptly report any violations of the Code to the appropriate persons identified in the Code. In the event that an amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers is necessary, AptarGroup intends to post such information on its web site.

Independence of Directors

      Our Corporate Governance Guidelines provide that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with AptarGroup either directly or as a partner, stockholder or officer of an organization that has a relationship with AptarGroup. Our Board of Directors has determined that all non-management directors (seven out of ten directors) are independent in accordance with the New York Stock Exchange listing standards. The Board has made this determination based on the following categorical standards, in addition to any other relevant facts and circumstances. These standards provide that a director generally will not be independent if:

•	The director is or has been an employee of the Company within the last three years or has an immediate family member who is or has been an executive officer of the Company within the last three years.

•	The director has received or an immediate family member has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	The director is, or has an immediate family member who is, a current partner of a firm that is the Company’s internal or external auditor (“firm”).

•	The director is a current employee of such a firm.

•	The director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance work (but not tax planning) practice.

•	The director was, or has an immediate family member who was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•	The director is a current employee or an immediate family member is a current executive officer of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

•	The director or an immediate family member is, or has been within the last three years, a director or executive officer of another company that is indebted to the Company, or to which the Company is indebted, if the total amount of either company’s indebtedness for borrowed money to the other is or was 2% or more of the other company’s total consolidated assets.

•	The director or an immediate family member is, or has been within the last three years, an officer, director or trustee of a charitable organization if the Company’s, or any executive officer’s, annual charitable contributions to the organization exceeds or exceeded the greater of $1 million, or 2% of such charitable organization’s gross revenue.

Executive Sessions

      Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not company officers. Executive sessions are led by a “Presiding Director.” An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Presiding Director in his or her own discretion or at the request of the Board. Mr. Harris has been designated as the Presiding Director.

Nomination of Directors

      It is the policy of the Corporate Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the Committee (in care of the Secretary at AptarGroup’s principal executive office at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014) and otherwise in accordance with all of the procedures outlined under “Other Matters — Stockholder Proposals” for a director nomination.

      In identifying and evaluating nominees for Director, the Committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the New York Stock Exchange. In addition, the Committee may take into consideration such factors and criteria as it deems appropriate, including the nominee’s character, judgment, business experience and acumen. In addition to nominees recommended by stockholders, the Committee also considers candidates recommended by management or other members of the Board. The Committee evaluates candidates recommended for Director by stockholders in the same way that it evaluates any other nominee.

Communications with the Board of Directors

      The Board has established a process for stockholders and other interested parties to communicate with the Board or an individual director, including the Presiding Director or the non-management directors as a group. A stockholder may contact the Board of Directors or an individual director by writing to their attention at AptarGroup’s principal executive offices at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014. Communications received in writing are distributed to the Board or to individual directors as appropriate in accordance with procedures approved by AptarGroup’s independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains information with respect to the beneficial ownership of common stock, as of March 10, 2005, by (a) the persons known by AptarGroup to be the beneficial owners of more than 5% of the outstanding shares of common stock, (b) each director or director nominee of AptarGroup, (c) each of the executive officers of AptarGroup named in the Summary Compensation Table below, and (d) all directors, director nominees and executive officers of AptarGroup as a group. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o AptarGroup, Inc., 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Shares Owned

			Options Exercisable
	Number of	Percentage	Within 60 Days of
Name	Shares (1)	(2)	March 10, 2005

Neuberger & Berman LLC (3) 605 Third Avenue New York, NY 10158	4,711,140	13.2	—
State Farm Mutual Automobile Insurance Company (4) One State Farm Plaza Bloomington, IL 61710	2,657,824	7.5	—
Wachovia Corporation (5) One Wachovia Center Charlotte, NC 28288	2,079,514	5.8	—
Barclays Global Investors, N.A. (6) 45 Fremont Street San Francisco, CA 94105	1,910,958	5.4	—
Jacques Blanié	109,391	*	102,333
Alain Chevassus	5,250	*	—
Patrick F. Doherty (7)	42,718	*	34,833
Rodney L. Goldstein	4,000	*	4,000
Ralph Gruska	5,000	*	3,000
Dr. Leo A. Guthart (8)	51,010	*	16,000
Prof. Dr. Robert W. Hacker	7,000	*	6,000
Stephen J. Hagge (9)	168,592	*	147,333
King W. Harris	165,872	*	16,000
Peter H. Pfeiffer	841,414	2.3	354,667
Carl A. Siebel (10)	509,993	1.4	418,000
Dr. Joanne C. Smith (11)	12,874	*	12,000
All Directors, Director Nominees and Executive Officers as a Group (20 persons) (12)	2,671,457	7.2	1,679,131

*	Less than one percent.

(1)	Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares. Number of shares includes options exercisable within 60 days of March 10, 2005.

(2)	Based on 35,581,206 shares of common stock outstanding as of March 10, 2005 plus options to purchase shares held by any such person that are exercisable within 60 days of that date.

(3)	The information as to Neuberger & Berman LLC and related entities (“Neuberger & Berman”) is derived from a statement provided by Neuberger & Berman to AptarGroup on March 1, 2005. Such statement discloses that Neuberger & Berman has the sole power to vote 61,969 shares, the shared power to vote 3,551,600 shares and the shared power to dispose of 4,711,140 shares.

(4)	The information as to State Farm Mutual Automobile Insurance Company and related entities (“State Farm”) is derived from a statement on Schedule 13G with respect to the common stock, filed with the SEC pursuant to Section 13(d) of the Exchange Act. Such statement discloses that State Farm has the sole power to vote and dispose of 2,623,232 shares and the shared power to vote and dispose of 34,592 shares.

(5)	The information as to Wachovia Corporation and related entities (“Wachovia”) is derived from a statement on Schedule 13G with respect to the common stock, filed with the SEC pursuant to Section 13(d) of the Exchange Act. Such statement discloses that Wachovia has the sole power to vote 169,390 shares, the shared power to vote 1,884,073 shares, has the sole power to dispose of 2,072,079 and the shared power to dispose of 73 shares.

(6)	The information as to Barclays Global Investors, N.A. and related entities (“Barclays”) is derived from a statement on Schedule 13G with respect to the common stock, filed with the SEC pursuant to Section 13(d) of the Exchange Act. Such statement discloses that Barclays has the sole power to dispose of 1,910,958 shares and the sole power to vote 1,773,902 shares.

(7)	Mr. Doherty shares the power to vote and dispose of 4,419 shares.

(8)	Dr. Guthart shares the power to vote and dispose of 27,878 shares.

(9)	Mr. Hagge shares the power to vote and dispose of 4,719 shares.

(10)	Mr. Siebel shares the power to vote and dispose of 86,739 shares.

(11)	Dr. Smith shares the power to vote and dispose of 704 shares.

(12)	Includes 124,459 shares as to which voting and dispositive power is shared other than with directors and executive officers of AptarGroup.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policy

      The compensation policy is designed to support AptarGroup’s overall objective of increasing stockholder value by:

       ▶Attracting, motivating and retaining key executives who are critical to the long-term success of AptarGroup.

       ▶Awarding short-term incentives based upon respective unit performance and overall AptarGroup performance.

       ▶Aligning executive and stockholder interests through a stock-based long-term incentive program which will reward executives for increased stockholder value.

      Section 162(m) of the U.S. Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to AptarGroup’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year, or is “performance based”, as defined in Section 162(m). The Compensation Committee’s general policy is to qualify U.S. incentive compensation of executives for deductibility under Section 162(m).

      The total compensation program consists of three components:

Base Salary

      Management performance and accomplishment of goals and objectives are important factors in determining base salary increases. In addition, the salary ranges of executive officers are established in relation to competitive market data provided by outside executive compensation consultants and review of proxy statements of similar publicly-held companies in the packaging industry. Comparisons are made to positions with similar job responsibilities in companies with comparable revenue to that of AptarGroup. Four of the companies used in establishing salary ranges are included in the Value Line Packaging & Container Industry Group used in the performance graph below. Generally, salaries are established between the 50th and 75th percentiles of market rates. Salaries are reviewed annually and compared to market rates every two years.

Short-term Incentives

      Executives are eligible for annual bonuses based upon:

       ▶Profit growth

       ▶Return on capital

       ▶Achievement of other goals and objectives

       ▶General management performance

      Profit growth and return on capital are weighted most important in determining annual bonuses. The bonuses of Messrs. Siebel, Pfeiffer and Hagge are discretionary as determined by the Committee after reviewing AptarGroup’s overall performance, strategic actions implemented and individual leadership achievements. Based upon an evaluation of these criteria, including, in particular, the strong financial performance of AptarGroup during 2004 in which AptarGroup reported record net sales and earnings per share and achieved its 39th consecutive year of sales growth, the total 2004 bonuses for Messrs. Siebel, Pfeiffer and Hagge were increased over the prior year. When compared to the prior year, the bonuses for Messrs. Siebel, Pfeiffer and Hagge increased approximately 15%, 14% and 30%, respectively. For 2004, the bonuses of Messrs. Doherty and Blanié were determined by a formula that takes into consideration, among other criteria, profit growth and return on capital of their respective operating group and AptarGroup’s earnings per share growth.

Long-term Incentives

      Executives are eligible for awards of stock options and restricted stock under AptarGroup’s Stock Awards Plans. The awards to executives are made to provide an incentive for future performance to increase stockholder value and the awards generally vest ratably over a three year period. The members of the Compensation Committee administer this Plan. In 2004, the total amount of options granted was approximately 1.6% of the total stock outstanding. As reflected in the table of option grants, stock options were granted on June 3, 2004 to all of the named executive officers. Awards were determined in relation to the individual’s position and responsibility. The exercise price of the options equaled the market price of AptarGroup’s common stock on the date of the grants.

      To further encourage executive officer share ownership, executive officers may defer up to 50% of their annual cash bonus and receive, in lieu of cash, a grant of restricted stock units equal to the deferred amount plus an additional 20%. The value of each restricted stock unit is determined by the closing share price on the New York Stock Exchange on the day of grant. All of the restricted stock units vest ratably over three years from the date of grant and dividends are paid on vested units only.

Chief Executive Officer Compensation

      Mr. Siebel’s salary was increased by approximately 6% to $700,000 in January 2004, as compensation for his performance. The Committee typically sets the CEO’s compensation slightly above the 50th percentile of the salary range for comparable companies. His 2004 bonus of $575,000 was established based upon AptarGroup’s overall performance, strategic actions implemented and leadership achievements. During 2004, Mr. Siebel was awarded an option to purchase 90,000 shares of common stock.

COMPENSATION COMMITTEE

Dr. Leo A. Guthart, Chairman
Ralph Gruska
King W. Harris

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth compensation information for the President and Chief Executive Officer and AptarGroup’s four other most highly compensated executive officers serving at the end of 2004 (the “named executive officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term
				Compensation Awards
					Securities
					Underlying
			Cash	Restricted	Options/	All Other
Name and Principal		Salary	Bonus	Stock Awards	SARs	Compensation
Position	Year	($)	($)	($) (1)	(#)	($)

Carl A. Siebel	2004	700,000	575,000	—	90,000	472,000	(2)
President and Chief	2003	660,000	500,000	—	90,000	402,000
Executive Officer	2002	630,000	170,000	254,000	80,000	336,000
Peter H. Pfeiffer	2004	465,000	400,000	—	70,000	4,071	(3)
Vice Chairman of	2003	440,000	350,000	—	70,000	3,705
the Board	2002	420,000	255,000	25,000	60,000	3,095
Stephen J. Hagge	2004	355,000	375,000	60,000 (4)	35,000	10,764	(5)
Executive Vice	2003	335,000	275,000	60,000	35,000	10,264
President and Chief	2002	315,000	200,000	61,000	26,000	9,764
Financial Officer
and Secretary
Patrick F. Doherty	2004	280,000	165,200	—	17,000	10,110	(6)
President,	2003	260,000	205,400	—	17,000	6,336
SeaquistPerfect	2002	240,000	120,000	70,500	17,000	5,836
Dispensing LLC
Jacques Blanié (7)	2004	266,183	145,543	18,845 (4)	14,000	31,079	(8)
Executive Vice	2003	237,732	181,229	35,357	14,000	26,956
President,	2002	200,630	77,711	103,253	14,000	22,003
SeaquistPerfect
Dispensing LLC

(1)	The number and value of restricted stock units held by the named executive officers as of December 31, 2004, respectively, are as follows:

Carl A. Siebel — 8,448 / $445,885
Peter H. Pfeiffer — 628 / $33,146
Stephen J. Hagge — 3,347 / $176,655
Patrick F. Doherty — 1,772 / $93,526
Jacques Blanié — 3,547 / $187,211

The restricted stock units were valued using the closing share price on the New York Stock Exchange of $52.78 on December 31, 2004. All of the shares of restricted stock units vest ratably over three years from the date of grant and dividends are paid on vested shares only.

(2)	Represents payments to Mr. Siebel in accordance with a pension agreement. In lieu of accruing additional retirement benefits for Mr. Siebel beyond the year 2000, the Company’s Compensation Committee and Mr. Siebel agreed that annual benefits under the pension agreement would be fixed at 60% of his 2000 salary, subject to cost of living adjustments. Further information can be found under “Employment Agreements” in this Proxy Statement. Amounts are denominated in Euros and were translated to U.S. dollars using average exchange rates for each respective year.

(3)	Consists of premiums on Company-provided term life insurance.

(4)	Restricted stock unit values are based upon the closing share price on the New York Stock Exchange of $49.15 on February 9, 2005 and the issuance of the following units at the election of the named executives in lieu of a portion of their 2004 annual bonus: Stephen J. Hagge — 1,221 and Jacques Blanié — 383. All of the restricted stock units vest ratably over three years from the date of grant and dividends are paid on vested shares only.

(5)	Consists of $6,500 for Company matching contributions to the AptarGroup, Inc. Profit Sharing and Savings Plan, $3,207 for Company-provided supplemental disability insurance and $1,057 for Company-provided term life insurance.

(6)	Consists of $6,500 for Company matching contributions to the AptarGroup, Inc. Profit Sharing and Savings Plan, $3,274 for Company-provided supplemental disability insurance and $336 for Company-provided term life insurance.

(7)	Mr. Blanié’s compensation, other than the value of restricted stock units, is denominated in Euros and was translated to U.S. dollars using average exchange rates for each respective year.

(8)	Consists of $13,518 for Company contributions to a profit sharing plan sponsored by one of AptarGroup’s European subsidiaries and $17,561 for Company-provided term life insurance.

Option Grants

      The following table shows all grants in 2004 of stock options to the named executive officers. The exercise price of all such options was the fair market value on the date of grant. No SARs were granted in 2004.

	Individual Grants (1) (2)

					Potential Realizable Value
	Number of				at Assumed Annual Rates
	Securities	% of Total	Per		of Stock Price Appreciation
	Underlying	Options	Share		for Option Term
	Options	Granted to	Exercise
	Granted	Employees	Price	Expiration
	(#)	in 2004	($)	Date	5% ($)	10% ($)
Name

Carl A. Siebel	90,000	15.0	40.12	6/3/14	2,270,790	5,754,690
Peter H. Pfeiffer	70,000	11.7	40.12	6/3/14	1,766,170	4,475,870
Stephen J. Hagge	35,000	5.8	40.12	6/3/14	883,085	2,237,935
Patrick F. Doherty	17,000	2.8	40.12	6/3/14	428,927	1,086,997
Jacques Blanié	14,000	2.3	40.12	6/3/14	353,234	895,174

(1)	All options become exercisable in equal one-third annual increments beginning one year from the grant date. Upon the occurrence of a change in control of AptarGroup, all options become exercisable in full and at the discretion of the Board may be surrendered for a cash payment.

(2)	All options listed in the table expire ten years after their date of grant. Based on 36,505,191 shares of common stock outstanding on June 3, 2004, the closing price per share of common stock of $40.12 on June 3, 2004 and a ten-year period, the potential realizable value to all stockholders at 5% and 10% assumed annual rates of stock appreciation would be approximately $921,062,000 and $2,334,178,000.

Aggregated Option Exercises and Option Values at Year-End

      The following table provides information as to options exercised and the value of options held by the named executive officers at year-end measured in terms of the closing price of the common stock on December 31, 2004. AptarGroup has not granted any SARs.

			Number of Securities		Value of Unexercised
			Underlying Options at		In-the-Money Options at
	Shares		December 31, 2004 (#)		December 31, 2004 ($)
	Acquired

	on	Value
	Exercise	Realized		Not		Not
Name	(#)	($)	Exercisable	Exercisable	Exercisable	Exercisable

Carl A. Siebel	72,000	2,200,140	361,333	176,667	9,824,106	3,101,074
Peter H. Pfeiffer	—	—	311,334	136,666	8,700,659	2,394,985
Stephen J. Hagge	28,000	766,710	127,000	67,000	3,452,536	1,167,006
Patrick F. Doherty	20,400	345,538	25,500	34,000	624,495	600,156
Jacques Blanié	12,000	329,100	93,000	28,000	2,652,562	494,246

Employment Agreements

      Mr. Siebel’s employment agreement provides for employment through December 31, 2005 at a minimum salary of $700,000 per year, which amount may be increased (but not decreased) over the remaining term of the agreement and provides for a payment of three months’ salary to his survivors in the event of his death while employed. The agreement provides for an automatic extension for a period of one year, unless it is terminated by AptarGroup or Mr. Siebel by written notice seven months before the end of the then current contract period. A separate pension agreement provides Mr. Siebel with annual pension compensation, subject to cost of living adjustments, of 60% of his Euro denominated 2000 salary for life, and in the event of his death, provides his surviving widow with annual payments of 60% of his then pension for life. Mr. Siebel began receiving payments from this pension in February 2000, and pension payments for the year 2004, which are denominated in Euros, were equivalent to approximately $472,000. Benefits are not subject to reduction for Social Security benefits or other offset items.

      Mr. Pfeiffer’s employment agreement provides for employment through April 21, 2008 at a minimum salary of $465,000 per year, which amount may be increased (but not decreased) over the remaining term of the agreement and provides for a payment of three months’ salary to his survivors in the event of his death while employed. The agreement provides for an automatic extension for a period of five years, unless it is terminated by AptarGroup or Mr. Pfeiffer by written notice one year before the end of the then current contract period; however, the agreement automatically terminates on June 28,

2013. A separate pension agreement provides Mr. Pfeiffer with an annual pension compensation, subject to cost of living adjustments, of up to 60% of his final year’s salary for life, and in the event of his death, provides his surviving widow with annual payments of 60% of his then pension for life and may provide any surviving child with annual payments of up to 30% of his then pension to as late as age 27. Pension benefits would normally commence at age 60, but reduced benefits are available after age 55 subject to a minimum annual payment of approximately $170,000. Estimated annual pension benefits upon retirement at age 60 (assuming the 2004 salary remains constant) are equivalent to $279,000. Benefits are not subject to reduction for Social Security or other offset items.

      Mr. Hagge’s employment agreement expires December 1, 2007. The agreement is automatically extended for one additional year each December 1. AptarGroup or Mr. Hagge may terminate the automatic extension provision by written notice to the other party at least 30 days prior to the automatic extension date. The agreement provides that Mr. Hagge will receive a minimum salary of $355,000 per year, which amount may be increased (but not decreased) over the remaining term of the agreement. In addition to participation in executive benefit programs on the same basis as other executives, Mr. Hagge is entitled to additional term life and supplementary long-term disability insurance coverage. If employment ends on account of death, Mr. Hagge’s estate will receive one-half of the annual salary that Mr. Hagge would have received until the second anniversary of his death. If employment ends due to the expiration of the agreement, Mr. Hagge is entitled to receive an amount equal to one year’s salary (based on the salary then in effect) and medical and life insurance benefits he would have otherwise received for a period of one year following the expiration date. If Mr. Hagge terminates the agreement without “good reason” (as defined in the agreement) or he retires, he is not entitled to payments or benefits under the employment agreement (other than certain accrued amounts and plan benefits which by their terms extend beyond termination of employment). If Mr. Hagge is terminated without “cause” (as defined in the agreement), he is entitled to receive his base salary then in effect (at the times it would have been paid) until the date on which the agreement was scheduled to expire.

      After a change in control of AptarGroup, if Mr. Hagge’s employment is terminated without “cause” or if he terminates his employment for “good reason”, in each case within two years following the change in control, Mr. Hagge is entitled to receive (i) a lump-sum payment equal to two times his annual salary and bonus amounts, based on the highest annualized amounts received in the 12 month period preceding the termination, (ii) a prorated annual bonus and (iii) all medical, disability and life insurance coverage then in effect for a period of two years following termination. In the event that such payments and benefits subject Mr. Hagge to any excise tax, Mr. Hagge would generally be entitled to receive a “gross-up” payment to reimburse him for such excise tax. The agreement contains certain noncompetition and nonsolicitation covenants prohibiting Mr. Hagge from, among other things, becoming employed by a competitor of AptarGroup for a period of one or two years following termination (depending on the nature of the termination).

      Mr. Doherty’s employment agreement contains terms that are substantially identical to Mr. Hagge’s agreement, except that Mr. Doherty’s agreement provides that Mr. Doherty will receive a minimum salary of $280,000 per year, which amount may be increased (but not decreased) over the remaining term of the agreement.

      Mr. Blanié has employment agreements with SeaquistPerfect Dispensing SAS (“French Agreement”) and SeaquistPerfect Dispensing GmbH (“German Agreement”), both subsidiaries of AptarGroup. The agreements provide that Mr. Blanié will receive an aggregate minimum annual salary (which is denominated in Euros) of approximately $266,000 and will be entitled to receive an annual bonus. The French Agreement is governed by the French Collective Bargaining Agreement of the Plastics Industry. The French Agreement does not have a specific term, but may be terminated by either party as provided for under French law. The German Agreement, which outlines certain management responsibilities, may be terminated by either party with 12 months written notice and expires when Mr. Blanié reaches the age of 65. The agreements contain certain noncompetition and nonsolicitation covenants prohibiting Mr. Blanié from engaging in competitive activities with AptarGroup in the European Union for a period of two years following any termination of the agreements. In consideration for these covenants, Mr. Blanié is entitled during that two-year period to compensation equivalent to one year of salary based upon his most recent annual salary prior to termination.

Pension Plans

      Substantially all of the U.S. employees of AptarGroup and its subsidiaries are eligible to participate in the AptarGroup Pension Plan. Employees are eligible to participate after six months of credited service and become fully vested after five years of credited service. The annual benefit payable to an employee under the Pension Plan upon retirement computed as a straight life annuity equals the sum of the separate amounts the employee accrues for each of his years of credited service under the Plan. Such separate amounts are determined as follows: for each year of credited service through 1988, 1.2% of such year’s compensation up to the Social Security wage base for such year and 1.8% (2% for years after 1986) of such year’s compensation above such wage base, plus certain increases put into effect prior to 1987; for each year after 1988 through the year in which the employee reaches 35 years of service, 1.2% of such year’s “Covered Compensation” and 1.85% of such year’s compensation above such “Covered Compensation;” and for each year thereafter, 1.2% of such year’s compensation. The employee’s compensation under the Pension Plan for any year includes all salary, commissions and overtime pay and, beginning in 1989, bonuses, subject to such year’s limit applicable to tax-qualified retirement plans. The employee’s “Covered Compensation” under the Pension Plan for any year is generally the average of the Social Security wage base for each of the 35 years preceding the employee’s Social Security retirement age, assuming that such year’s Social Security wage base will not change in the future. Normal retirement under the Pension Plan is age 65 and reduced benefits are available as early as age 55. Benefits are not subject to reduction for Social Security benefits or other offset items.

      U.S. employees of AptarGroup and its subsidiaries participating in the Pension Plan are also eligible for AptarGroup’s non-qualified supplemental retirement plan (“SERP”). The benefits payable under the SERP will generally be in the form of a single sum and will be computed as a single life annuity equal to the sum of the separate amounts the participant accrues for each year of credited service. Such separate amounts are determined as follows: for each year of credited service through the year in which the participant reaches 35 years of service, 1.85% of the participant’s “Supplemental Earnings;” and for each year after 35 years of credited service, 1.2% of such year’s “Supplemental Earnings.” “Supplemental Earnings” is generally the difference between (i) the participant’s earnings calculated as if the limitation of Section 401(a)(17) of the Internal Revenue Code were not in effect and (ii) the participant’s recognized earnings under the Pension Plan. Participants who terminate service prior to being eligible for retirement (i.e., age 65 or age 55 with 10 years of credited service) will forfeit all accrued benefits under the SERP. The SERP provides for the vesting of all accrued benefits in the event of a change of control.

      Estimated annual benefits payable under the Pension Plan and the SERP upon retirement at normal retirement age for Messrs. Hagge and Doherty are approximately $242,000 and $186,000, respectively.

      Messrs. Siebel, Pfeiffer and Blanié are not eligible to receive benefits under the Pension Plan but, as described above under “Employment Agreements”, Messrs. Siebel and Pfeiffer are entitled to certain pension benefits pursuant to their respective employment agreements. Mr. Blanié is eligible for benefits pursuant to a supplemental pension plan available to certain European executives. This plan provides participants with an annual pension compensation for life, subject to cost of living adjustments, of up to 10% of the average annual salary and bonus paid to a participant in the five years preceding retirement. In the event of a participant’s death after retirement, the plan provides a surviving spouse with annual payments of 60% of the participant’s pension for life. Pension benefits would normally commence at age 65, but reduced benefits are available after age 55. Estimated annual pension benefits for Mr. Blanié upon retirement at age 65 (assuming reasonable increases in compensation) are equivalent to approximately $48,000. Benefits under this plan will be reduced to the extent that aggregate pension benefits from all sources exceed 55% of the average salary and bonus paid to the participant in the five years preceding retirement.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information, as of December 31, 2004, relating to AptarGroup’s equity compensation plans pursuant to which grants of options, restricted stock units or other rights to acquire shares may be granted from time to time. AptarGroup does not have any equity compensation plans that were not approved by stockholders.

	Number of		Number of Securities
	Securities to Be	Weighted	Remaining Available for
	Issued Upon	Average Exercise	Future Issuance under
	Exercise of	Price of	Equity Compensation
	Outstanding	Outstanding	Plans (excluding
	Options, Warrants	Options, Warrants	Securities reflected in
	and Rights	and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders (1)	3,726,836 (2)	$28.82 (3)	2,214,688

(1)	Plans approved by stockholders include the AptarGroup Stock Awards Plans and Director Stock Option Plans.

(2)	Includes 31,122 restricted stock units.

(3)	Restricted stock units are excluded when determining the weighted average exercise price of outstanding options.

PERFORMANCE GRAPH

        The following graph shows a five year comparison of the cumulative total stockholder return on AptarGroup’s common stock as compared to the cumulative total return of two other indexes: the Value Line Packaging & Container Industry Group (“Peer Group”) and the Standard & Poor’s 500 Composite Stock Price Index. The companies included in the Peer Group are: American Greetings Corporation, Inc., AptarGroup, Inc., Ball Corporation, Bemis Company, Inc., Caraustar Industries, Inc., Chesapeake Corporation, CLARCOR Inc., Crown Cork & Seal Company, Inc., Owen-Illinois, Inc., Packaging Corporation of America, Pactiv Corporation, Rock-Tenn Company, Sealed Air Corporation, Silgan Holdings, Inc., Smurfit-Stone Container Corporation and Sonoco Products Company. Changes in the Peer Group from year to year result from companies being added to or deleted from the Value Line Packaging & Container Industry Group. These comparisons assume an initial investment of $100 and the reinvestment of dividends.

Comparison of 5 Year Cumulative Stockholder Return

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

AptarGroup	100	118	142	127	160	219
Peer Group	100	69	89	97	115	140
S&P 500	100	91	80	62	80	89

CERTAIN TRANSACTIONS

        In 1999, AptarGroup acquired companies that were owned by Mr. Emil Meshberg and certain members of his family. Mr. Meshberg became an executive officer of AptarGroup immediately following the acquisitions and he continues to serve in such capacity. AptarGroup currently leases real estate from, makes license royalty payments to and sells products to entities related to Mr. Meshberg or certain members of his family. The transactions between AptarGroup and these entities were at arms-length and, in 2004, amounted to lease payments of approximately $184,000, license royalty payments of approximately $65,000 and sales of approximately $212,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely upon a review of reports and written representations furnished to it, AptarGroup believes that during 2004 all filings with the Securities and Exchange Commission by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of AptarGroup’s common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that Mr. Olivier Fourment filed one report on May 24, 2004, which included one transaction that had not been reported on a timely basis, and Mr. Francois Boutan filed one report on June 2, 2004, which included one transaction that had not been reported on a timely basis.

AUDIT COMMITTEE REPORT

        The Board of Directors has determined that each member of the Audit Committee is financially literate and independent in accordance with the requirements of the New York Stock Exchange. The Board of Directors has also determined that Rodney L. Goldstein and Dr. Leo A. Guthart qualify as “audit committee financial experts” as that term is defined in rules of the Securities and Exchange Commission implementing requirements of the Sarbanes-Oxley Act of 2002. In reaching this determination, the Board of Directors considered, among other things, the relevant experience of Mr. Goldstein and Dr. Guthart as described under “Election of Directors.” The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached as Appendix A to this Proxy Statement. The charter complies with all current regulatory requirements.

      Management is responsible for AptarGroup’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of AptarGroup’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to assist the Board in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of AptarGroup.

      During the course of the fiscal year ended December 31, 2004, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. Management and the independent accountants kept the Committee apprised of the progress of the documentation, testing and evaluation through periodic updates, and the Committee provided advice to management during this process.

      The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. Management has represented to the Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. Also, the Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

      In addition, the Committee discussed with the independent accountants the accountants’ independence from AptarGroup and its management, and the independent accountants provided the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In considering the independence of AptarGroup’s independent accountants, the Committee took into consideration the amount and nature of the fees paid to the independent accountants for non-audit services as described under “Other Matters — Independent Auditor Fees” in this Proxy Statement.

      Based on the review and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in AptarGroup’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Dr. Leo A. Guthart, Chairman
Rodney L. Goldstein
Ralph Gruska
Dr. Joanne C. Smith

OTHER MATTERS

Independent Auditor Fees

      PricewaterhouseCoopers LLP served as independent auditors for the year ended December 31, 2004. The Audit Committee’s decision regarding the selection of the independent auditors to audit AptarGroup’s consolidated financial statements for the year ending December 31, 2005 has not yet been made. It is expected that a representative of PricewaterhouseCoopers LLP will attend the annual meeting, with the opportunity to make a statement if he or she should so desire, and will be available to respond to appropriate questions.

      The following table sets forth the aggregate fees charged to AptarGroup by PricewaterhouseCoopers LLP for audit services rendered in connection with the audited consolidated financial statements and reports for the 2004 and 2003 fiscal years and for other services rendered during the 2004 and 2003 fiscal years to AptarGroup and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

		% of		% of
Fee Category:	2004	Total	2003	Total

Audit Fees	$2,850,000	85%	$820,000	79%
Audit-Related Fees	470,000	14%	84,000	8%
Tax Fees	20,000	1%	129,000	12%
All Other Fees	—	—%	6,000	1%

Total Fees	$3,340,000	100%	$1,039,000	100%

      Audit Fees primarily represent amounts billed for the audit of AptarGroup’s annual financial statements, reviews of SEC Forms 10-Q and 10-K, statutory audit requirements at certain non-U.S. locations, and for the first time in 2004, approximately $1,700,000 for work related to the attestation of management’s report on the effectiveness of internal controls over financial reporting according to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

      Audit-Related Fees include approximately $420,000 for services related to AptarGroup’s preparation to meet the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and other amounts related to the audits of benefit plans and consultations concerning financial accounting and reporting standards and new regulations.

      Tax Fees primarily represent amounts billed for tax compliance and preparation services including federal, state and international tax compliance, assistance with tax audits and appeals, and tax work related to foreign entity statutory audits.

      Other Fees in 2003 consisted of amounts billed for permissible non-audit services other than those included above.

      The Audit Committee’s policies and procedures require pre-approval for all audit and permissible non-audit service to be performed by AptarGroup’s independent auditors. These services are generally pre-approved by the entire Audit Committee.

Proxy Solicitation

      AptarGroup will pay the cost of soliciting proxies for the annual meeting. Although AptarGroup has not engaged a proxy solicitor in connection with the 2005 annual meeting, AptarGroup may elect to do so and, in such case, would pay a customary fee for these services. AptarGroup also reimburses banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain directors, officers and employees of AptarGroup and its subsidiaries may solicit proxies personally or by telephone, facsimile or electronic means without additional compensation.

Annual Report/ Form 10-K

      AptarGroup’s Annual Report/ Form 10-K for the year ended December 31, 2004 is being distributed with this proxy statement. Stockholders can refer to the report for financial and other information about AptarGroup, but such report is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

Stockholder Proposals

      In order to be considered for inclusion in AptarGroup’s proxy materials for the 2006 annual meeting of stockholders, any stockholder proposal must be received at AptarGroup’s principal executive offices at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014 by November 17, 2005. In addition, AptarGroup’s Bylaws establish an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at the 2005 annual meeting may consider stockholder proposals or nominations brought by a stockholder of record on March 10, 2005, who is entitled to vote at the annual meeting and who has given AptarGroup’s Secretary timely written notice, in proper form, of the stockholder’s proposal or nomination. A stockholder proposal or nomination intended to be brought before the 2005 annual meeting must have been received by the Secretary on or after February 3, 2005 and on or prior to March 5, 2005. The 2006 annual meeting is expected to be held on May 3, 2006. A stockholder proposal or nomination intended to be brought before the 2006 annual meeting must be received by the Secretary on or after February 2, 2006 and on or prior to March 4, 2006. A stockholder proposal or nomination must include the information requirements set forth in AptarGroup’s Bylaws.

By Order of the Board of Directors,

Stephen J. Hagge
Secretary

Crystal Lake, Illinois

March 18, 2005

APPENDIX A

Audit Committee Charter

Mission Statement

The Audit Committee (the “Committee”) shall be appointed by the Board of Directors (the “Board”) to assist the Board in its oversight of:

a) the integrity of financial statements and other financial information,

b) the compliance by the Company with legal and regulatory requirements and the Company’s process for monitoring compliance with the Company’s Code of Business Conduct and Ethics,

c) the qualifications and independence of the Company’s external auditor (the “Independent Auditor”) and

d) the performance of the Company’s internal audit function and the Independent Auditor.

In addition, the Committee will prepare the report as required by the Securities and Exchange Commission to be included in the Company’s proxy statement.

In performing its duties, the Committee will maintain effective working relationships with the Board, management and the Independent Auditors. To effectively perform his or her role, each committee member will obtain an understanding of the Company’s business operation and risks, as well as an understanding of the detailed responsibilities of committee membership.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s financial statements are the responsibility of management. The Independent Auditors are responsible for planning and conducting audits to determine whether the consolidated financial statements present fairly in all material respects the financial position of the Company.

Membership

      The Audit Committee shall be composed solely of directors of the Company, each of whom (a) shall have been determined by the Board to have no material relationship with the Company and (b) shall otherwise satisfy all applicable requirements for audit committee service, including requirements with respect to independence and financial literacy imposed by the New York Stock Exchange, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). One member of the Audit Committee shall be an “audit committee financial expert,” as such term is defined by the SEC. The Audit Committee shall have at least three members. No director who serves on the audit committee of more than two public companies other than the Company shall be eligible to serve as a member of the Audit Committee. Determinations as to whether a particular director satisfies the requirements for membership on the Audit Committee shall be made by the Board.

The members of the Committee shall be appointed by the Board and shall serve for such term or terms as the Board may determine. A chairperson of the Committee shall be designated by the Board.

Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management,the Independent Auditor and internal audit in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or Independent Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Each member of the Committee shall have one vote. A majority of the members of the Committee shall constitute a quorum. The Committee shall be authorized to take any permitted action only by the affirmative vote of a majority of the Committee members present at any meeting at which a quorum is present, or by the unanimous written consent of all of the Committee members.

Roles and Responsibilities

The Committee shall:

Financial Statement and Disclosure Matters

1.	Require that the Independent Auditors keep the Committee informed about fraud, illegal acts, and deficiencies in internal control, and certain other matters, that have come to their attention during the conduct of their audit.

2.	Ask management about the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

3.	Meet to review and discuss the annual audited financial statements and quarterly financial statements with management and the Independent Auditor, including reviewing the specific disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

4.	Discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies prior to their public release. Such discussion may be done generally

(consisting of discussing the types of information to be disclosed and the types of presentations to be made).

5.	Review the findings of any examinations (including comment letters) by the regulatory agencies such as the Securities and Exchange Commission.

6.	Review all significant deficiencies and material weaknesses in internal controls as reported by management.

7.	Review reports to management prepared by the Independent Auditor and any responses to the same by management.

8.	Review with the Independent Auditor any audit problems or difficulties and management’s response, including any restrictions on the scope of the Independent Auditor’s activities or on access to restricted information, and any significant disagreements with management.

9.	Discuss with the Independent Auditor the Independent Auditor’s judgment about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting.

10.	Obtain and review annually, prior to the completion of the Independent Auditor’s annual audit of the Company’s year-end financial statements, a report from the Independent Auditor, describing (a) all critical accounting policies and practices used in the preparation of the Company’s year-end financial statements, (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor, and (c) other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.

11.	Discuss with the Independent Auditor the Independent Auditor’s judgment about the competence, performance and cooperation of management.

12.	Discuss with the Chief Financial Officer and management their views as to the competence, performance and independence of the Independent Auditor.

13.	Review the effect of off-balance sheet structures, if any, on the Company’s financial statements.

14.	Review the effect of regulatory and accounting initiatives on the Company’s financial statements.

15.	Review with the Company’s legal counsel as deemed necessary any legal matters that could have a significant impact on the Company’s financial statements.

Oversight of the Company’s Relationship with the Independent Auditor

16.	Be directly responsible for the appointment, retention, termination, compensation, review of the audit scope, and oversight of the Independent Auditor. The Committee shall also be responsible for the resolution of disagreements between management and the Independent Auditor regarding financial reporting. The Independent Auditor shall report directly to the Audit Committee.

17.	Pre-approve all auditing and non-audit services to be provided to the Company by the Independent Auditor, subject to any exceptions provided in the Exchange Act.

18.	Obtain and review, at least annually, a report from the Independent Auditor describing: the Independent Auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues; and (to assess the Independent Auditor’s independence) all relationships between the Independent Auditor and the Company. Discuss with the Independent Auditor any issues or relationships disclosed in such report that, in the judgment of the Committee, may have an impact on the competence or independence of the Independent Auditor.

19.	Address the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the concurring audit partner. Consider whether, in order to assure continuing auditor independence, the audit firm itself should be rotated.

Oversight of the Company’s Internal Audit Function

20.	Review with management and internal audit:

a)	the internal audit department budget and staffing, audit scopes and plans, and any changes thereto,

b)	the annual evaluation of the effectiveness of the internal audit function including compliance with the Institute of Internal Auditors (IIA’s) Standards for the Professional Practice of Internal Auditing,

c)	significant findings on internal audits during the year and management’s responses thereto,

d)	any difficulties the internal audit team encountered in the course of their audits, and

e)	the internal audit department charter.

Other Functions

21.	Require that the Code of Business Conduct and Ethics is formalized in writing and periodically obtain acknowledgments from management regarding its compliance with the Code of Business Conduct and Ethics.

22.	Periodically meet with the Independent Auditors, the person responsible for the internal audit function and management in separate executive sessions.

23.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Review periodically with management these procedures and any significant complaints received.

24.	Review and approve in advance any hiring for the Company’s senior financial staff of personnel who have been employed by the Independent Auditor within the previous two years.

25.	Where appropriate, hire outside legal, accounting or other advisors at the Company’s expense, but at the funding levels determined by the Committee, to assist and perform its responsibilities under this charter and such other duties, as the Board of Directors shall from time to time assign to it.

26.	Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board before its approval.

27.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

28.	Report regularly to the Board, both with respect to the activities of the Audit Committee generally and with respect to any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditor and the performance of the internal audit function.

29.	Conduct an annual performance evaluation of the Committee.

Updated: January 2005

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AptarGroup, Inc.

Nominees for Election of Directors:

1.	01) King W. Harris
02) Peter H. Pfeiffer
03) Dr. Joanne C. Smith

For	Withhold	For All	To withhold authority to vote, mark “For All Except”
All	All	Except	and write the nominee’s number on the line below.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

AptarGroup, Inc.
475 West Terra Cotta Ave., Suite E
Crystal Lake, IL 60014

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Ralph A. Poltermann and Matthew J. DellaMaria, or either of them (each with full power of substitution), are hereby authorized to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of AptarGroup, Inc., to be held on May 4, 2005, and at any adjournment or postponement thereof.

The shares represented by this proxy will be voted as herein directed, but if no direction is given, the shares will be voted FOR ALL Director Nominees. This proxy revokes any proxy previously given.